                                                                   EXHIBIT 16.2

March 30, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

  We have read the statements made by DA Consulting Group, Inc., formerly DA International, Inc., (copy attached), which we understand will be filed with the Securities and Exchange Commission, as Exhibit 16.1 to the Company's Registration Statement on Form S-1. We only agree with the statements concerning our Firm contained in the Prospectus included in the Registration Statement under the caption "Experts." Melton & Melton, L.L.P. reissued the 1995 audit report.

                                          Very Truly Yours,

                                          /s/ Melton & Melton, L.L.P.
                                          -------------------------------------
                                          Melton & Melton, L.L.P.